UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2015

MENDOCINO BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of Principal Executive Offices)	(Zip Code)

(707) 463-2087

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Engagement Letter with Gordian Group, LLC

On December 9, 2015, Mendocino Brewing Company, Inc. (the “Company”) engaged Gordian Group, LLC (“Gordian Group”) to serve as the Company’s exclusive investment banker to assist the Company in evaluating, exploring and, if deemed appropriate by the Company, pursuing and implementing certain strategic and financial options and transactions that may be available to the Company, including in connection with a possible debt or equity capital financing, merger, consolidation, joint venture or other business combination involving, or sale of substantially all or a material portion of the assets (outside of the ordinary course of business) or outstanding securities of, the Company and/or its subsidiaries, and/or the acquisition of substantially all or a material portion of the assets or outstanding securities of another entity (each, a “Financial Transaction”). Gordian Group is a New York-based independent investment banking firm. While the Company has commenced evaluating its available options, no conclusion as to any specific option or transaction has been reached, nor has any specific timetable been fixed for this effort, and there can be no assurance that any strategic or financial option or transaction will be presented, implemented or consummated.

Under the Company’s engagement letter with Gordian Group (the “Engagement Letter”), as compensation for the services provided by Gordian Group, the Company shall pay or cause to be paid to Gordian Group, the following nonrefundable fees: (i) in connection with the consummation of each Financial Transaction a fee, payable in cash concurrently with and as a condition to consummation of such Financial Transaction, of 3% of the aggregate consideration; plus (ii) in connection with the first Financial Transaction, warrants with a duration of 7 years, to be issued concurrently with and as a condition to consummation of such Financial Transaction, to purchase common shares of the Company at the per share price underlying such Financial Transaction (or the lowest such per share price if there is a sequence of related Financial Transactions), in an amount equal to 2% of the Company’s fully-diluted shares, after giving effect to the Financial Transaction. The engagement letter also includes standard indemnification and contribution protections for Gordian Group.

Press Release Regarding Gordian Group Engagement

On January 14, 2016, the Company issued a press release announcing its engagement with Gordian Group. A copy of the press release issued by the Company is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release of Company dated January 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: January 14, 2016	By:	/s/ Yashpal Singh
Yashpal Singh
President & Chief Executive Officer